UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AmpliTech Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-4566352
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

155 Plant Avenue, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Right to purchase one share of common stock	The Nasdaq Stock Market LLC
Series B Right to purchase one share of common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-288863

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Series Rights” contained in the prospectus included as part of the Registrant’s registration statement on Form S-3, as amended (File No. 333-288863) filed with the Securities and Exchange Commission (the “Commission”) October 30, 2025, under the Securities Act of 1933, as amended (the “Securities Act”), which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, a description of the Series A Right is incorporated by reference to Exhibit 4.2, and a description of the Series B Right is incorporated by reference to Exhibit 4.3, to Form 8-K filed with the Commission on October 30, 2025.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 2, 2026	Amplitech Group, Inc. A Nevada Corporation

	By:	/s/ Fawad Maqbool
	Name:	Fawad Maqbool
	Title:	Chief Executive Officer (Principal Executive Officer)

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